Exhibit 99.1


[GRAPHIC OMITTED]


CONTACT:                       -OR-         INVESTOR RELATIONS COUNSEL:
Medis Technologies Ltd.                     The Equity Group Inc.
Robert K. Lifton                            Adam Prior       (212) 836-9606
Chairman & CEO                              Devin Sullivan   (212) 836-9608
(212) 935-8484

   MEDIS TECHNOLOGIES LTD. ANNOUNCES TECHNOLOGICAL BREAKTHROUGHS ATTAINING NEW LEVELS OF POWER AND PERFORMANCE LIFE FROM ITS FUEL CELLS TO ADDRESS HIGHER
                                 ENERGY MARKETS

  Invites Laptop OEMs, Stationery Power Developers and Energy Users to Join in
   Developing New Products That Take Advantage of Greater Power and Fuel Cell
                             Cartridge Capabilities

New York, NY - April 3, 2006 - Medis Technologies Ltd. (NASDAQ:MDTL) today announced that recent breakthroughs in its fuel cell technology enable it to achieve new heights in the level of power and performance life from its proprietary fuel cells. It has already successfully tested prototype demonstrators of external power chargers for Notebook computers capable of providing over 15 watts and up to12 volts of steady power over a period of 12 hours from a single fueling. This is a new platform with higher capabilities of power that allow the Company to address additional markets requiring even greater power than its present Power Pack product. Such new markets include laptops, Ultra Mobile PC (UMPC) products, as well as in-home and in-office VoIP power-up systems and stationery power for home use. This is a significant leap forward in power capability over its present disposable consumer Power Pack product for cell phones and other hand held devices which provides 1.3 watts and up to 5.6 volts and its military tablet Power Pack which provides 8 watts and 5 volts.

"These new developments represent important extensions of the capabilities of our fuel cell technology," said Robert K. Lifton, Chairman & CEO of Medis Technologies, Ltd. "We remain focused on our disposable Power Packs for the cell phone and similar portable device market and continue to move forward vigorously on our time table for production and sale of those products. At the same time, having a new technology platform with more power capability, allows us to address additional new markets requiring higher levels of power. We bring to those markets, as well, the benefits of our proprietary fuel cell technology; namely: the high efficiency and absence of heat, our non hazardous fuel and our low cost, simple fuel cell. One product that we intend to develop ourselves is a universal charger with a refueling cartridge that is capable of charging portable devices across the board including laptops and similar larger portable devices. A single charger and a few connectors will allow our customers full flexibility and the convenience of not having to carry with them different chargers for different devices with different wall plug adapters. For other products using our advanced capabilities aimed at different markets, our business strategy is to create joint venture relationships to take advantage of our new capabilities. Thus, we are inviting laptop and other OEM's, stationery power developers and others seeking to produce energy efficient products requiring higher levels of power to join with us in developing products for their markets. We are prepared to demonstrate this new technology to companies who may be interested in joining with us at this time."

Medis Technologies' primary focus is on direct liquid fuel cell technology. Its business strategy is to sell its products to end users through retail outlets, service providers and to the military and other markets. Medis has also developed the

CellScan with many potential  applications  relating to disease  diagnostics and
chemo  sensitivity.   Additionally,   Medis'  product  pipeline  includes  other
technologies, in varying stages of development.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward looking statements" by words such as "may," "will," "should," "expects," plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in an Annual Report, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

This press release is available on Medis' web site at www.medistechnologies.com.

                                       ###